UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 22, 2016

AFFINITY GAMING

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54085	02-0815199
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3755 Breakthrough Way, Suite 300

Las Vegas, Nevada 89135

(Address of Principal Executive Offices, Including Zip Code)

(702) 341-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Merger Agreement

On August 22, 2016, Affinity Gaming (the “Company”), a Nevada corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Z Capital Affinity Owner, LLC (“Parent”), a Delaware limited liability company and affiliate of Z Capital Partners L.L.C. (“Z Capital”), a Delaware limited liability company and the beneficial owner of 41.1% of the Company’s common stock, and Affinity Merger Sub, Inc. (“Merger Sub”), a Nevada corporation and wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent.

Upon the consummation of the Merger, each share of Company common stock issued and outstanding immediately prior to the closing of the Merger (other than shares held in treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub or shares for which dissenters’ rights are demanded and perfected pursuant to Nevada Revised Statute 92A.300 through 92A.500, provided that each share contributed by certain affiliates of Z Capital to Parent immediately prior to the Effective Time will not be cancelled and will remain outstanding) will represent the right to receive $17.35 in cash (the “Merger Consideration”), without interest and subject to deduction for any required withholding tax.

Additionally, upon the consummation of the Merger, each option to purchase common stock of the Company, whether vested or unvested, that is outstanding immediately prior to the closing of the Merger will be treated in accordance with the terms and conditions applicable to such option, except as otherwise agreed to by Parent and the holder of such option. Further, each share of restricted stock granted under any Company equity compensation plan (“Restricted Stock”) that is vested and outstanding immediately prior to the closing of the Merger will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration for each such share Restricted Stock, and each share of Restricted Stock that is unvested and outstanding immediately prior to the closing of the Merger shall be treated in accordance with the terms and conditions applicable to such share of Restricted Stock, except as otherwise agreed to by Parent and the holder of such share.

Completion of the Merger is subject to certain customary conditions, including, among others, approval of the Company’s stockholders, the absence of any order, injunction, judgment or law that prohibits or makes illegal the consummation of the Merger, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the issuance by applicable governmental authorities of all licenses, permits, authorizations and other similar approvals or actions necessary for or relating to the conduct of gaming operations, the sale of alcoholic beverages and related activities. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality qualifiers) and the other party having performed in all material respects its obligations under the Merger Agreement, and the obligation of Parent and Merger Sub to consummate the Merger is also conditioned upon there not having occurred a material adverse effect on the Company. The Company and Parent both made customary representations, warranties and covenants in the Merger Agreement.

Parent’s Committed Financing

In connection with its execution of the Merger Agreement, Parent has delivered to the Company copies of (i) a debt commitment letter and fee letter pursuant to which financing sources have agreed, subject to the terms and conditions set for the therein, to provide debt financing in an amount set forth therein (the “Debt Financing”), (ii) an equity commitment letter pursuant to which Z Capital Partners II, L.P., Z Capital Partners II-A, L.P. and Z Capital Partners II-B, L.P., each a Delaware limited partnership (collectively, “Sponsor”), have committed to provide equity financing in the respective amounts and subject to the terms and conditions set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”); (iii) a rollover commitment letter pursuant to which each affiliate of Sponsor that is the beneficial owner of shares of the Company’s common stock (the “Z Capital Stockholders”) will contribute to Parent, subject to the terms and conditions set forth therein, certain shares of Company common stock set forth therein (the “Rollover Investment”); and (iv) a limited guarantee by Sponsor in favor of the Company, on the terms and subject to the conditions set forth therein, of the due and punctual performance and discharge of certain payment obligations of Parent and Merger Sub in the Merger Agreement (including the payment of any applicable termination fee).

Subject to the terms and conditions of the Merger Agreement, Parent has agreed (i) to use its reasonable best efforts to arrange and obtain the Debt Financing on the terms and conditions described in the dept commitment letter and to cause the Debt Financing to be provided on or prior to the closing of the Merger, (ii) to maintain in effect the Equity Financing on the terms and conditions described in the equity commitment letters and to consummate the Equity Financing on or prior to the closing of the Merger, and (iii) to maintain in effect the rollover commitment letter and cause the Rollover Investment, on the terms and conditions described in the rollover commitment letter, to be consummated at the closing. In the event any portion of the Financing becomes unavailable on the terms and conditions and from the sources contemplated in the applicable letters, Parent will promptly notify the Company and will use its reasonable best efforts to obtain alternative financing in a like amount and on like terms as promptly as practicable. Neither the Parent’s obtaining all or any of the Financing or any alternative financing, nor the closing of the Rollover Investment, is a condition to the closing of the Merger.

No Solicitation Provisions

The Company is precluded from initiating, soliciting, encouraging or facilitating any proposals or engaging in any discussions regarding, an alternative acquisition proposal, except in the event that, prior to the stockholder vote on the Merger, the Company receives a written acquisition proposal and a special committee of the Board of Directors (the “Board”) determines in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law and (after consultation with its financial advisor and outside legal counsel) that the acquisition proposal either constitutes, or would reasonably be expected to result in, a Superior Proposal. A “Superior Proposal” is a bona fide proposal or offer by a third party for a merger, reorganization, consolidation, share exchange business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company or the acquisition in any manner of 50% or more of the Company’s equity securities or consolidated total assets that the special committee determines, in its good faith judgment (after consultation with its financial advisor and outside legal counsel), is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of such proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to the Company’s stockholders than the transaction contemplated by the Merger Agreement.

Prior to, but not after, the Company stockholder approval is obtained, the Board, acting upon the recommendation of the special committee, may effect a change in recommendation with respect to any acquisition proposal that the special committee believes in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, or make a change in recommendation in response to a material event, occurrence, development or state of facts or circumstances that is not known by the Board prior to the date of the Merger Agreement, in either case, if the special committee determines in good faith (after consultation with outside legal counsel) that failure to do so would reasonably be likely to be inconsistent with its fiduciary obligations under applicable law, and a three (3) business day period has elapsed during which Parent is given the opportunity to negotiate such adjustments in the terms and conditions of the Merger Agreement and related documents such that the Superior Proposal ceases to constitute a Superior Proposal or that the failure to take such action would no longer be reasonably likely to be inconsistent with the Board’s fiduciary obligations under applicable law. Any material changes to the terms of the Superior Proposal will begin a new renegotiation period of two (2) business days.

Termination Provisions

The Merger Agreement contains certain termination rights for both the Company and Parent, including, without limitation, if the Merger is not consummated on or before April 22, 2017, if the approval of the stockholders of the Company is not obtained and by either party if the other party has materially breached or failed to perform under the Merger Agreement. The Merger Agreement further provides that, upon termination of the Merger Agreement by the Company or Parent under specified circumstances, including, among others, a change in recommendation by the Board for a Superior Proposal, the Company may be required to pay Parent a termination fee of $12.4 million. In addition, upon termination of the Merger Agreement by the Company or Parent under specified circumstances, Parent may be required to pay the Company a termination fee of either $7.1 million, in connection with a failure to obtain applicable gaming approvals relating to the Company’s business under certain circumstances as provided in the Merger Agreement and for the sole benefit of the Company’s stockholders that are not controlled affiliates of Z Capital, or $17.7 million, in connection with materially breaching the Merger Agreement or failing to obtain financing, in each case, under certain circumstances as provided in the Merger Agreement.

Voting Agreements

On August 22, 2016, Z Capital and each other Z Capital Stockholder entered into a Voting and Support Agreement with the Company (the “Z Capital Voting Agreement”), pursuant to which, subject to the terms and condition set forth in the Z Capital Voting Agreement, such stockholders have agreed to, among other things, vote all shares of common stock of the Company held by them in favor of the adoption of the Merger Agreement and approval of the terms thereof, the Merger and each of the other actions contemplated by the Merger Agreement and to vote against, among other things, any other acquisition proposal or other proposal, action or agreement that would impede, delay or interfere with the Z Capital Voting Agreement or the Merger Agreement.  The Z Capital Voting Agreement also restricts the Z Capital Stockholders, among other things, from transferring or agreeing to transfer any of the common stock owned by such Z Capital Stockholder during its term, except to an affiliate of such Z Capital Stockholder who agrees to be bound by the terms and conditions of the Z Capital Voting Agreement.  The Z Capital Stockholders are also restricted from initiating or engaging in discussions or solicitations, or encouraging inquiries, with respect to alternate transactions involving the Company.  The Z Capital Stockholders currently hold an aggregate of 8,418,615 shares of Company common stock, comprising approximately 41.1% of the outstanding shares of Company common stock, which are subject to the Z Capital Voting Agreement.

In addition, on August 22, 2016, SPH Manager, LLC (“SPH Manager”), an affiliate of Company director David Reganato, entered into a Voting and Support Agreement with Parent and Merger Sub (the “Silver Point Voting Agreement”), and each affiliate of One East Partners Capital Management LLC, an affiliate of Company director James Cacioppo, that is the beneficial owner of shares of the Company’s common stock (collectively, “One East) entered into a Voting and Support Agreement with Parent and Merger Sub (the “One East Voting Agreement” and, together with the Z Capital Voting Agreement and the Silver Point Voting Agreement, the “Voting Agreements”).  Pursuant to the Silver Point Voting Agreement and the One East Voting Agreement, subject to the terms and conditions set forth in the applicable Voting Agreement, Silver Point and One East, respectively, have agreed to, among other things, vote all shares of common stock of the Company held by them in favor of the adoption of the Merger Agreement and approval of the terms thereof, the Merger and each of the other actions contemplated by the Merger Agreement, and to vote against, among other things, any other acquisition proposal or other proposal, action or agreement that would impede, delay or interfere with the Silver Point Voting Agreement or One East Voting Agreement, respectively, or the Merger Agreement. The Silver Point Voting Agreement and the One East Voting Agreement also restrict SPH Manager and One East, respectively, among other things, from transferring or agreeing to transfer any of the common stock owned by them during the respective agreement’s term, except to an affiliate of SPH Manager or One East, respectively, who agrees to be bound by the terms and conditions of the applicable Voting Agreement.  SPH Manager and One East are also restricted from initiating or engaging in discussions or solicitations, or encouraging inquiries, with respect to alternate transactions involving the Company. SPH Manager currently hold an aggregate of 5,544,092 shares of Company common stock, comprising approximately 27.1% of the outstanding shares of Company common stock, which are subject to such Silver Point Voting Agreement, and One East currently hold an aggregate of 334,940 shares of Company common stock, comprising approximately 1.6% of the outstanding shares of Company common stock, which are subject to such One East Voting Agreement.

The Voting Agreements each terminate upon the earlier to occur of the mutual agreement of the Company and each of the stockholders party to the respective agreement, the completion of the Merger, and the termination of the Merger Agreement in accordance with its terms. In addition, so long as there is in effect a change in recommendation, as defined in the Merger Agreement, resulting from an alternative acquisition proposal, certain provisions in the Voting Agreements regarding agreements to vote shall not apply, and the stockholders party to the Voting Agreements shall be permitted to engage in discussions with the third party making the relevant acquisition proposal.

Joinder Agreement

On August 22, 2016, Z Capital delivered an Acknowledgment and Joinder to the Merger Agreement (the “Joinder Agreement”) pursuant to which it has become party to the Merger Agreement with respect to certain provisions of the Merger Agreement, including a prohibition on acquiring the Company’s equity securities until the earlier of the completion of the Merger or the termination of the Merger Agreement.

The foregoing descriptions of the Merger Agreement, the Z Capital Voting Agreement, the Silver Point Voting Agreement, the One East Voting Agreement and the Joinder Agreement are not a complete description of all of the parties’ rights and obligations under the Merger Agreement, the Z Capital Voting Agreement, the Silver Point Voting Agreement, the One East Voting Agreement and the Joinder Agreement, as applicable, and are qualified in their entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, the Z Capital Voting Agreement, which is filed as Exhibit 10.1 hereto, the Silver Point Voting Agreement, which is filed as Exhibit 10.2 hereto, the One East Voting Agreement, which is filed as Exhibit 10.3 hereto, and the Joinder Agreement, which is filed as Exhibit 10.4 hereto, respectively, each of which is incorporated herein by reference.

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Additional Information

A special committee (the “Special Committee”) consisting solely of independent and disinterested members of the Board determined, by unanimous decision of all directors present and voting, in good faith that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders (other than the Z Capital Stockholders), and, by unanimous decision of all directors present and voting, approved and recommended that the Board approve and adopt the Merger Agreement and Voting Agreements and the transactions contemplated by the foregoing, including the Merger, and, subject to the terms and conditions of the Merger Agreement, recommend to the holders of Company common stock that they approve the Merger Agreement and the principal terms thereof and the Merger. Based on the Special Committee’s recommendation, the Board, by unanimous decision of all directors present and voting, approved and declared advisable the Merger Agreement and the Voting Agreements and the transactions contemplated by the foregoing, including the Merger, and determined that the terms of the Merger Agreement are just and reasonable as to the Company, and that the Merger Agreement and the transactions contemplated thereby, including the Merger and the Merger Consideration, are fair to and in the best interests of the Company and its stockholders (other than the Z Capital Stockholders).

The Company plans to mail a notice and proxy statement with respect to the Merger Agreement to the Company’s stockholders and file the proxy statement with the Securities and Exchange Commission (the “SEC”) as required pursuant to the terms of the Merger Agreement. The proxy statement will contain important information about the Company, Z Capital, Sponsor, Parent, Purchaser, the Merger and related matters. Stockholders are urged to read carefully when they become available the proxy statement and any other relevant documents to be filed with the SEC in connection with the Merger or incorporated by reference in the proxy statement, because they will contain important information about the Company and the Merger. Stockholders will also be able to obtain the proxy statement, as well as other relevant documents, without charge, from the SEC by going to the SEC’s website at www.sec.gov or, without charge, from the Company by going to the Company’s Investor Relations website at http:/www.affinitygaming.com/Investor-Relations.aspx.This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.

The Company and its executive officers, directors and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the Merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on Schedule 14A on April 8, 2016.

Forward-Looking Statements

This Current Report on Form 8-K contains or incorporates by reference certain “forward-looking statements” concerning the Company, which are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Generally, the words “believe,” “anticipate,” “expect,” “may,” “should,” “could,” and other future-oriented terms identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to the anticipated mailing of a notice and proxy statement with respect to the Merger Agreement, the timing of shareholder meetings and completion of the proposed Merger, Financings and Rollover Investment, and assumptions underlying any of the foregoing statements. These forward-looking statements are based upon the current beliefs and expectations of the management of the Company and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on any such forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: risks arising from the Merger’s diversion of management’s attention from the Company’s ongoing business operations; potential adverse reactions or changes to business or employee relationships resulting from the announcement or completion of the Merger; litigation or adverse judgments relating to the Merger; risks relating to the consummation of the Merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their review of the Merger; the possibility that competing offers for the businesses will be made; the amount of the costs, fees, expenses and charges related to the Merger Agreement or Merger; the failure to obtain the necessary financing for the transaction; risks that the Company’s stock price may decline significantly if the Merger is not completed; and any changes in general economic and/or industry-specific conditions.

Certain of these and other risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the documents filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K under the heading “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 8.01. Other Information.

On August 23, 2016, the Company issued a press release announcing that it has signed the Merger Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 22, 2016, by and among Affinity Gaming, Z Capital Affinity Owner, LLC, and Affinity Merger Sub, Inc.*
10.1

Voting and Support Agreement, dated August 22, 2016, by and among Affinity Gaming, Z Capital Partners, L.L.C. and each affiliate of Z Capital Partners, L.L.C. that is the beneficial owner of Affinity Gaming common stock

10.2	Voting and Support Agreement, dated August 22, 2016, by and among Z Capital Affinity Owner, LLC, Affinity Merger Sub, Inc. and SPH Manager, LLC
10.3

Voting and Support Agreement, dated August 22, 2016, by and among Z Capital Affinity Owner, LLC, Affinity Merger Sub, Inc. and each affiliate of One East Capital Management LLC that is the beneficial owner of Affinity Gaming capital stock

10.4	Acknowledgement and Joinder, dated August 22, 2016, by and between Z Capital Partners, L.L.C. and Affinity Gaming
99.1	Press release dated August 23, 2016

*            Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2016	Affinity Gaming

	By:	/s/ Walter Bogumil
	Name:	Walter Bogumil
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 22, 2016, by and among Affinity Gaming, Z Capital Affinity Owner, LLC, and Affinity Merger Sub, Inc.*
10.1

Voting and Support Agreement, dated August 22, 2016, by and among Affinity Gaming, Z Capital Partners, L.L.C. and each affiliate of Z Capital Partners, L.L.C. that is the beneficial owner of Affinity Gaming common stock

10.2	Voting and Support Agreement, dated August 22, 2016, by and among Z Capital Affinity Owner, LLC, Affinity Merger Sub, Inc. and SPH Manager, LLC
10.3

Voting and Support Agreement, dated August 22, 2016, by and among Z Capital Affinity Owner, LLC, Affinity Merger Sub, Inc. and each affiliate of One East Capital Management LLC that is the beneficial owner of Affinity Gaming capital stock

10.4	Acknowledgement and Joinder, dated August 22, 2016, by and between Z Capital Partners, L.L.C. and Affinity Gaming
99.1	Press release dated August 23, 2016

*            Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.